Exhibit 99.2

CRANE CO.

Consolidated Income Statement Data

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net Sales:
Aerospace & Electronics	$126,436	$104,073	$245,713	$191,447
Engineered Materials	74,321	58,278	143,331	121,164
Merchandising Systems	42,591	39,869	82,041	77,475
Fluid Handling	217,890	187,812	421,778	361,280
Controls	17,945	16,015	34,698	31,225
Intersegment Elimination	(76)	(74)	(149)	(148)

Total Net Sales	$479,107	$405,973	$927,412	$782,443

Operating Profit:
Aerospace & Electronics	$23,927	$23,278	$44,148	$40,149
Engineered Materials	15,782	11,674	31,313	24,638
Merchandising Systems	3,121	1,322	3,595	(796)
Fluid Handling	14,923	13,697	23,649	21,122
Controls	1,237	986	2,127	1,383
Corporate	(8,235)	(8,046)	(15,400)	(15,406)

Total Operating Profit	50,755	42,911	89,432	71,090

Interest Income	167	309	389	498
Interest Expense	(5,687)	(4,141)	(12,228)	(8,084)
Miscellaneous- Net	37	(833)	(181)	(998)

Income Before Income Taxes	45,272	38,246	77,412	62,506
Provision for Income Taxes	14,034	12,239	23,998	20,002

Net Income	$31,238	$26,007	$53,414	$42,504

Depreciation and Amortization	$14,831	$12,848	$28,629	$25,212

Per Diluted Share Data:
Net Income	$0.52	$0.44	$0.89	$0.72

Average Diluted Shares Outstanding	60,042	59,394	60,240	59,437
Average Basic Shares Outstanding	59,214	59,287	59,395	59,349

CRANE CO.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2004	December 31, 2003
ASSETS
Current Assets
Cash and Cash Equivalents	$38,343	$142,518
Accounts Receivable	298,268	248,492
Inventories	263,004	235,431
Other Current Assets	32,280	35,335

Total Current Assets	631,895	661,776

Property, Plant and Equipment	292,080	302,638
Other Assets	317,256	311,123
Goodwill	568,157	536,239

Total Assets	$1,809,388	$1,811,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current Maturities of Long-Term Debt	$8	$100,275
Loans Payable	73,816	—
Accounts Payable	146,094	116,885
Accrued Liabilities	174,650	171,438
Income Taxes	37,901	29,976

Total Current Liabilities	432,469	418,574

Long-Term Debt	296,266	295,861
Deferred Income Taxes	58,596	57,738
Postretirement, Pension and Other Liabilities	232,977	253,352
Common Shareholders’ Equity	789,080	786,251

Total Liabilities and Shareholders’ Equity	$1,809,388	$1,811,776

CRANE CO.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Operating Activities:
Net income	$31,238	$26,007	$53,414	$42,504
Income from joint venture	(1,135)	(1,164)	(1,668)	(1,535)
Depreciation and amortization	14,831	12,848	28,629	25,212
Cash used for operating working capital	(7,632)	(1,598)	(37,106)	(5,757)
Asbestos-related payments	(2,376)	(1,852)	(6,190)	(2,273)
Other	(2,460)	(3,285)	(6,715)	(4,573)

Total provided from operating activities	32,466	30,956	30,364	53,578

Investing Activities:
Capital expenditures	(5,758)	(6,606)	(10,902)	(13,090)
Proceeds from disposition of capital assets	621	567	795	911
Payments for acquisitions, net	—	(168,818)	(50,630)	(168,818)
Proceeds from divestitures	—	400	—	1,600

Total used for investing activities	(5,137)	(174,457)	(60,737)	(179,397)

Financing Activities:
Dividends paid	(5,915)	(5,929)	(11,868)	(11,874)
Settlement of treasury shares acquired on the open market	(19,282)	(525)	(42,748)	(6,641)
Stock options exercised - net of shares reacquired	2,638	187	9,180	547
(Repayment) issuance of debt, net	(5,011)	136,680	(27,754)	137,712

Total (used for) provided from financing activities	(27,570)	130,413	(73,190)	119,744

Effect of exchange rate on cash and cash equivalents	(497)	889	(612)	1,544

Decrease in cash and cash equivalents	(738)	(12,199)	(104,175)	(4,531)
Cash and cash equivalents at beginning of period	39,081	44,257	142,518	36,589

Cash and cash equivalents at end of period	$38,343	$32,058	$38,343	$32,058

CRANE CO.

Order Backlog

(in thousands)

	June 30, 2004	March 31, 2004	December 31, 2003	June 30, 2003
Aerospace & Electronics	$353,087	$319,954	$277,173	$304,975
Engineered Materials	16,197	17,564	11,787	11,071
Merchandising Systems	11,024	11,176	10,330	11,827
Fluid Handling	172,120	163,955	140,192	140,657
Controls	13,451	13,029	12,169	13,481

Total Backlog	$565,879	$525,678	$451,651	$482,011

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Cash provided from operating activities	$32,466	$30,956	$30,364	$53,578
Less: Capital expenditures	(5,758)	(6,606)	(10,902)	(13,090)
Dividends	(5,915)	(5,929)	(11,868)	(11,874)

Free cash flow	$20,793	$18,421	$7,594	$28,614

Free cash flow provides supplemental information to assist management and certain investors in analyzing the Company’s ability to generate positive cash flow.

Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.